EXHIBIT 99.3

EZCORP Announces Private Offering of
$175 Million of Cash Convertible Senior Notes Due 2019
AUSTIN, Texas (June 16, 2014) — EZCORP Inc. (NASDAQ: EZPW) (the “Company”) announced today that it intends to offer, subject to market conditions and other factors, $175 million aggregate principal amount of cash convertible senior notes due 2019 (the “Convertible Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Company expects to grant an option to the initial purchasers to purchase up to an additional $25 million aggregate principal amount of Convertible Notes. The Convertible Notes are expected to pay interest semiannually and will be convertible solely into cash based on a conversion rate to be determined. The Convertible Notes will mature on June 15, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. Prior to December 15, 2018, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.
In connection with the pricing of the Convertible Notes, the Company intends to enter into one or more privately negotiated cash convertible note hedge transactions with one or more of the initial purchasers, their respective affiliates and/or other financial institutions (in this capacity, the “option counterparties”). The cash convertible note hedge transactions are expected generally to offset any cash payments the Company is required to make in excess of the principal amount of converted notes upon any conversion of the Convertible Notes. The Company also intends to enter into one or more separate, privately negotiated warrant transactions with the option counterparties, which could have a dilutive effect to the extent that the market price per share of the Company’s Class A Non-Voting Common Stock (the "Class A common stock") exceeds the strike price of the warrants.
In connection with establishing their initial hedge of the cash convertible note hedge and warrant transactions, the option counterparties and/or their affiliates expect to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock or the Convertible Notes at that time. In addition, the option counterparties and/or their affiliate may modify their hedge position by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock in secondary market transactions following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes (and are likely to do so during any observation period related to a conversion of the Convertible Notes or following any repurchase of the Convertible Notes by the Company pursuant to the terms of the Convertible Notes or otherwise). This activity could also cause a decrease or avoid an increase in the market price of the Company’s Class A common stock or the Convertible Notes.
The Company intends to use:

•
a portion of the net proceeds from the offering to repurchase up to 1 million shares of its outstanding Class A common stock in privately negotiated transactions, which may be effected through one or more of the initial purchasers of the Convertible Notes or their respective affiliates, concurrently with the consummation of the offering;

•	approximately $115 million of the net proceeds from the offering to repay outstanding borrowings under the Company’s revolving credit facility;

•
a portion of the net proceeds from the offering to fund the cost of entering into the cash convertible note hedge transactions (after such cost is partially offset by the proceeds that it receives from entering into the warrant transactions); and

•	the remainder of the net proceeds from the offering for general corporate purposes.
If the initial purchasers exercise their option to purchase additional Convertible Notes, the Company intends to sell additional warrants and use a portion of the net proceeds from the sale of such additional Convertible Notes, together with the proceeds from the sale of the additional warrants, to increase the size of the cash convertible note hedge transactions. The remainder of additional net proceeds from the sale of such additional Convertible Notes will be used for general corporate purposes.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
The Convertible Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the Convertible Notes, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
About EZCORP
EZCORP, Inc. is a leader in delivering easy cash solutions to our customers across channels, products, services and markets. With approximately 7,500 team members and approximately 1,400 locations and branches, we give our customers multiple ways to access instant cash, including pawn loans and consumer loans in the United States, Mexico, Canada and the United Kingdom. We offer these products through four primary channels: in-store, online, at the worksite and through our mobile platform. At our pawn and buy/sell stores and online, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
EZCORP owns controlling interests in Prestaciones Finmart, S.A.P.I. de C.V., SOFOM, E.N.R. (doing business under the names “Crediamigo” and “Adex”), a leading provider of payroll deduction loans in Mexico; and in Renueva Commercial, S.A.P.I. de C.V., an operator of buy/sell stores in Mexico under the name “TUYO.” The company also has a significant investment in Cash Converters International Limited (CCV.ASX), which franchises and operates a worldwide network of over 700 stores that provide personal financial services and sell pre-owned merchandise.
For the latest information on EZCORP, please visit our website.
Contact:
Mark Trinske
Vice President, Investor Relations and Communications
EZCORP, Inc.
(512) 314-2220
Investor_Relations@ezcorp.com
http://investors.ezcorp.com

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